UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 30, 2007

OSI RESTAURANT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 30, 2007, OSI Restaurant Partners, Inc. (“OSI”) issued a press release announcing that Institutional Shareholder Services and Glass Lewis have reiterated their prior recommendations that OSI stockholders vote “FOR” the adoption of OSI’s amended merger agreement with Kangaroo Holdings, Inc. and Kangaroo Acquisition, Inc. at OSI’s Special Meeting of Stockholders currently adjourned until June 5, 2007. The amended agreement includes increased merger consideration of $41.15 per share. Kangaroo Holdings, Inc. is controlled by an investor group comprised of investment funds associated with Bain Capital Partners, LLC and investment funds affiliated with Catterton Management Company, LLC. OSI’s founders, certain holders associated with one of its founders and certain members of its management are expected to exchange shares of OSI common stock for shares of Kangaroo Holdings, Inc. in connection with the merger. A copy of the release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit No.

99.1	OSI Restaurant Partners, Inc. release dated May 30, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, INC.
(Registrant)

Date: May 30, 2007	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer